                   CERTIFICATE OF THE DESIGNATIONS, POWERS,
                            PREFERENCES AND RIGHTS
                                    OF THE
             SERIES A CONVERTIBLE AND EXCHANGEABLE PREFERRED STOCK
                          (par value $.01 per share)

                                      of

                              CYTOGEN CORPORATION
                            a Delaware Corporation

                                 ____________

                        Pursuant to Section 151 of the
               General Corporation Law of the State of Delaware

                                 ____________

          The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors of CYTOGEN CORPORATION, a Delaware corporation (the "Corporation"), at a duly convened meeting on September 25, 1996:

          RESOLVED, that one series of the class of authorized preferred stock, $.01 par value, of the Corporation is hereby created and that the designations, powers, preferences and relative, participating, optional or other special rights of the shares of such series, and qualifications, limitations or restrictions thereof, are hereby fixed as follows:

          S1C         Definitions.

          "Board" shall mean the Board of Directors of the Corporation.
           -----

          "Business Day" shall mean any day other than Saturday, Sunday or a day
           ------------
on which federally chartered banks located in New York, New York are permitted by law to be closed.

          "Common Stock" shall mean, collectively, the Corporation's Common
           ------------
Stock and any capital stock of any class of the Corporation (other than any preferred stock) hereafter authorized which is not limited to a fixed amount or percentage of par or stated value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

          "Conversion Price" shall mean, with respect to the shares of Series A
           ----------------
Preferred Stock, (a) $8.40 for the period ending on September 30, 1997, (b) $9.00 for the period commencing on October 1, 1997 and ending on March 31, 1998,
(c) $9.80 for the period commencing on April 1, 1998 and ending on September 30, 1998, (d) $11.20 for the period commencing on October 1, 1998 and ending on September 30, 1999, (e) $12.60 for the period commencing on October 1, 1999 and ending on September 30, 2000 and (f) $14.00 for the period commencing on October 1, 2000 and ending on March 31, 2003; provided, in each case, that such amounts shall be subject to adjustment as provided herein, including Section 7 hereof.

          "Conversion Stock" shall mean shares of the Corporation's Common
           ----------------
Stock; provided, that if there is a modification or change which results in securities issuable upon conversion of the Series A Preferred Stock that are issued by an entity other than the Corporation or there is a modification or change in the class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of the Series A Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

          "Dividend Rate" shall mean, with respect to the Series A Preferred
           -------------
Stock, the same rate of dividends, if any, declared and paid by the Company from time to time in respect of its Common Stock, assuming conversion thereof into Common Stock as set forth in Section 3(a) hereof.

          "Exchange Right" shall mean the right, in exchange for delivery of all
           --------------
of the outstanding shares of the Series A Preferred Stock to the Corporation, to acquire from the Corporation, 500,000 shares of Targon Common Stock through March 31, 1998, 400,000 shares of Targon Common Stock from and after April 1, 1998 through and including September 30, 1999, 300,000 shares of Targon Common Stock from and after October 1, 1999 through and including September 30, 2000, and 200,000 shares of Targon Common Stock from and after October 1, 2000 through and including September 30, 2001.

          "Excluded Stock" shall mean shares of Common Stock issued or reserved
           --------------
for issuance by the Corporation as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of Common Stock, or upon conversion of shares of Series A Preferred Stock.

          "Fair Value" shall mean the fair value of any securities or assets as
           ----------
reasonably and in good faith determined by the Board.

          "Junior Securities" shall mean any of the Corporation's equity
           -----------------
securities (whether or not currently authorized) other than the Series A Preferred Stock.

          "Liquidation Value" of any share of Series A Preferred Stock as of any
           -----------------
particular date shall be equal to $5,000 per share.

          "Market Price" of any security shall mean the average of the closing
           ------------
prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00, New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of the 10 trading days preceding the determination date. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the Fair Value thereof.

          "Person" shall mean an individual, a partnership, a corporation, an
           ------
association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Preferred Issuance Price" shall mean the purchase price for the
           ------------------------
Series A Preferred Stock, which is $15,000 per share.

          "Series A Preferred Stock" shall have the meaning given to such term
           ------------------------
in Section 2 hereof.

          "Subsidiary" shall mean any corporation of which the shares of
           ----------
outstanding capital stock possessing the voting power (under ordinary circumstances) in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through subsidiaries.

          "Targon" shall mean Targon Corporation, a Delaware corporation.
           ------

          "Targon Common Stock" shall mean shares of common stock, no par value,
           -------------------
of Targon.

          S2C         Series A Preferred Stock.

            1,000 shares of the preferred stock, $.01 par value per share, of the Corporation are hereby constituted as a series of preferred stock of the Corporation designated as Series A Preferred Stock (the "Series A Preferred Stock"). Such amount shall be adjusted by the Corporation in the event that any adjustments to the Series A Preferred Stock are required as set forth herein, including Section 7 hereof; the Corporation shall take all necessary or appropriate actions and make all necessary or appropriate filings in connection therewith.

          S3C         Dividends.

(a)
            General.  The holder of each share of Series A Preferred Stock,
            -------
a pari passu basis with the holders of the Common Stock, as if the Series A Preferred Stock had been converted into Common Stock immediately prior to the record date in respect thereof, based on the Conversion Price then in effect, shall be entitled to receive, when and as declared by the Board out of funds legally available for the declaration and payment of dividends, cumulative cash dividends at the Dividend Rate for such series, payable from time to time on a pro rata basis (treating such Series A Preferred Stock as outstanding Common Stock solely for such purpose, as described above), to the holders of record of such shares at the start of business on each applicable record date. Except as set forth above, such holders shall not be entitled to receive any dividends.

(b)       Payment of Dividends. If the Corporation declares a dividend, but does
          --------------------
not have sufficient funds legally available for paying dividends on the Series A Preferred Stock, the Corporation shall pay to each holder of the Series A Preferred Stock such holder's pro rata share of the dividends accrued on such holder's outstanding Series A Preferred Stock out of funds legally available therefor and shall pay the remaining dividends in such installments as soon as practicable after the Corporation has funds legally available therefor.

(c)       Distribution of Partial Dividend Payments. Except as otherwise
          -----------------------------------------
herein, if at any time the Corporation pays less than the total amount of dividends otherwise payable with respect to the Series A Preferred Stock, such payment shall be distributed ratably among the holders of Series A Preferred Stock based upon the aggregate dividends accrued but unpaid on the shares of Series A Preferred Stock held by each such holder.

          S4C         Liquidation.

            Upon any liquidation, dissolution or winding up of the Corporation, each holder of the Series A Preferred Stock, at its sole discretion, shall be entitled to (i) receive an amount equal to the Liquidation Value per share multiplied by the number of shares of Series A Preferred Stock held by such holder or (ii) if all other holders of Series A Preferred Stock agree to convert, convert all of the shares of Series A Preferred Stock then held by such holder into shares of Common Stock, in accordance with the provisions of Section 7 hereof, effective immediately prior to the date of such liquidation, in which case, in the case of this clause (ii), the holders of Series A Preferred Stock shall be treated as holders of Common Stock. The Corporation shall provide written notice of such liquidation, dissolution or winding up, not less than 30 days prior to the payment date stated therein, to each record holder of Series A Preferred Stock.

          S5C         Voting Rights.

(a)         No Voting.  Subject to Section 5(b) hereof, the outstanding shares
            ---------
of Series A Preferred Stock shall not be entitled to vote on any matter as to which stockholders of the Corporation shall be entitled to vote. Notwithstanding the preceding sentence, holders of Series A Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the By-laws of the Corporation.

(b)         Special Voting Rights.  The Corporation shall not, without first
            ---------------------
obtaining the affirmative vote or written consent of the holders of not less than 50% of the then outstanding shares of Series A Preferred Stock, voting as a single class:

(1) amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or By-laws if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, any shares of Series A Preferred Stock in this Certificate; or

(2) increase or decrease the number of authorized shares of Series A Preferred Stock, except as required by Section 2 hereof.

          S6C         Exchange.

(a)         Exchange.  The holders of Series A Preferred Stock shall have the
            --------
right to exercise the Exchange Right in respect of all of the Series A Preferred Stock (including any fraction of a share), so long as such Exchange Right is exercised in respect of all shares of Series A Preferred Stock.

(b)         Exchange Procedure.
            ------------------

(1) Before the holders of the Series A Preferred Stock shall be entitled to exercise the Exchange Right (which shall be exercised on an all-or-nothing basis), such holder shall surrender the certificate or certificates, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice on or prior to September 30, 2001, to the Corporation at its principal corporate office, of the election to exercise the Exchange Right and shall state therein the name or names in which the certificate or certificates for shares of Targon Common Stock are to be issued.

(2) The Exchange Right shall be deemed to have been effected on the close of business on the date on which the certificates representing all of the Series A Preferred Stock to be exchanged have been surrendered at the principal corporate office of the Corporation. At such time as the Exchange Right has been exercised, the rights of the holder of such Series A Preferred Stock as a holder shall cease, and the Person or Persons in whose name or names any certificate or certificates for shares of Targon Common Stock are to be issued by Targon, upon instructions by the Corporation, upon the exercise of the Exchange Right shall be deemed to have become the holder or holders of record of the shares of the Targon Common Stock represented thereby.

(3) As soon as possible after the exercise of the Exchange Right (but in any event within five business days in the case of clause (6) below), the Corporation shall deliver to the holder or holders exercising the Exchange Right:

(i) a certificate or certificates representing the number of shares of Targon Common Stock issuable by reason of such exercise in such name or names and such denomination or denominations as the holder exercising the Exchange Right has specified; and

(ii) payment in an amount equal to the amount payable under clause (6) below with respect to such exercise.

(4) The delivery of certificates for shares of Targon Common Stock upon the exercise of the Exchange Right shall be made without charge to the holders of such Series A Preferred Stock for any cost incurred by the Corporation or Targon in connection with such exercise and the related delivery of shares of Targon Common Stock. Upon exercise of each share of Series A Preferred Stock, the Corporation shall and shall cause Targon to take all such actions as are necessary in order to ensure that the shares of Targon Common Stock issuable with respect to such exercise shall be validly issued, fully paid and non-assessable.

(5) The Corporation shall not close its books against the transfer of Series A Preferred Stock upon exercise of the Exchange Right in any manner which interferes with the timely exercise of the Exchange Right. The Corporation shall assist and cooperate with any holder of Series A Preferred Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any exercise of the Exchange Right hereunder (including, without limitation, making any filings required to be made by the Corporation).

(6) If any fractional interest in a share of Targon Common Stock would, except for the provisions of this clause (6), be deliverable upon any exercise of the Exchange Right, the Corporation, in lieu of delivering the fractional share of Targon Common Stock therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of the exercise of the Exchange Right.

(7) The Corporation shall ensure that all shares of Targon Common Stock issued upon exercise of the Exchange Right shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall and shall cause Targon to take all such actions as may be necessary to ensure that all such shares of Targon Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange or market upon which shares of Targon Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by Targon upon each such issuance and except for filings, notices of applicability and permissions solely within the control of, or laws and regulations solely applicable to, the holders of Series A Preferred Stock).

(8) If the holders of the Series A Preferred Stock shall not have exercised the Exchange Right on or prior to March 31, 2001, such Exchange Right shall lapse.

          S7C         Conversion.

(a)         Conversion.  All holders of Series A Preferred Stock shall have
            ----------
the right to convert all of the Series A Preferred Stock (including any fraction of a share), so long as all shares of Series A Preferred Stock are converted at the same time. The number of shares of Conversion Stock issuable upon such conversion shall be computed by (A) multiplying the number of shares of Series A Preferred Stock to be converted by the Preferred Issuance Price for the Series A Preferred Stock and (B) dividing the result of the calculation in clause (A) above by the Conversion Price for the Series A Preferred Stock then in effect. If any holder of Series A Preferred Stock has exercised its Exchange Right, then the conversion right set forth in this Section 7 with respect to all remaining shares of Series A Preferred Stock shall expire.

(b)         Conversion Procedure.
            --------------------

(1) Before any holder of shares of the Series A Preferred Stock shall be entitled to convert any of such shares into shares of Common Stock, such holder shall surrender the certificate or certificates, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice, to the Corporation at its principal corporate office, of the election to convert such shares and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued.

(2) Each conversion of the Series A Preferred Stock shall be deemed to have been effected on the close of business on the date on which the certificate or certificates representing the Series A Preferred Stock to be converted have been surrendered at the principal corporate office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such Series A Preferred Stock as a holder shall cease, and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

(3) As soon as possible after a conversion has been effected (but in any event within five business days in the case of clause (6) below), the Corporation shall deliver to the converting holder:

(i) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and

(ii) payment in an amount equal to the amount payable under clause (6) below with respect to such conversion.

(4) The issuance of certificates for shares of Conversion Stock upon conversion of the Series A Preferred Stock shall be made without charge to the holders of such Series A Preferred Stock for any cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each share of Series A Preferred Stock, the Corporation shall take all such actions as are necessary in order to ensure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

(5) The Corporation shall not close its books against the transfer of Series A Preferred Stock or of Conversion Stock issued or issuable upon conversion of Series A Preferred Stock in any manner which interferes with the timely conversion of Series A Preferred Stock. The Corporation shall assist and cooperate with any holder of Series A Preferred Stock or Conversion Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

(6) If any fractional interest in a share of Conversion Stock would, except for the provisions of this clause (6), be deliverable upon any conversion of the Series A Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

(7) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Series A Preferred Stock, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Series A Preferred Stock. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to ensure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange or market upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance and except for filings, notices of applicability and permissions solely within the control of, or laws and regulations solely applicable to, the holders of Series A Preferred Stock).

(8) If the holders of the Series A Preferred Stock shall not have exercised their right to convert or to exchange the Series A Preferred Stock on or prior to March 31, 2003, such Series A Preferred Stock shall be deemed automatically converted into Common Stock, pursuant to this Section 7, at the Conversion Price in effect on such date; subject to adjustment as provided herein.

(c)       Conversion Price.
          ----------------

(1)                   Changes in Common Stock.  In case the Company shall at
                      -----------------------
     any time or from time to time after the date of this Agreement (i) pay a dividend or make any other distribution with respect to its Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock or (iv) issue any shares of its capital stock or other assets in a reclassification or reorganization of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), then the number and kind of shares of capital stock of the Company or other assets that may be received upon the conversion of the Series A Preferred Stock shall be adjusted to the number of shares of Conversion Stock and amount of any such securities, cash or other property of the Company which the holders would have owned or have been entitled to receive after the happening of any of the events described above had the Series A Preferred Stock been converted immediately prior to the record date (or, if there is no record date, the effective date) for such event. An adjustment made pursuant to this clause (1) shall become effective retroactively immediately after the effective date in other cases. Any Conversion Stock or other assets to be acquired as a result of such adjustment shall not be issued prior to the effective date of such event. For the purposes of this clause (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company.

(2)                   Issuance of Rights. In case the Company shall issue, at
                      ------------------
     any time on or prior to March 31, 1998, to all holders of its Common Stock rights, options or warrants to subscribe for or purchase, or other securities exchangeable for or convertible into, shares of Common Stock (any such rights, options, warrants or other securities, collectively, "Rights") (excluding rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest) at a subscription offering, exercise or conversion price per share (as defined below, the "offering price per share") which, before deduction of customary discounts and commissions, is lower than the current Market Price per share of Common Stock on the record date of such issuance of grant, whether or not, in the case of Rights, such Rights are immediately exercisable or convertible, then the number of shares of Conversion Stock issuable upon conversion of the Series A Preferred Stock shall be adjusted by multiplying the number of shares of Conversion Stock issuable upon conversion of the Series A Preferred Stock immediately prior to any adjustment in connection with such issuance or grant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding (exclusive of any treasury shares) on the record date of issuance or grant of such Rights plus the number of additional shares of capital stock that would be issued upon exercise of the Rights, and the denominator of which shall be the number of shares of Common Stock outstanding (exclusive of any treasury shares) on the record date of issuance or grant of such Rights plus the number of shares which the aggregate offering price (as defined below) of the total number of shares of Common Stock so offered would purchase at the current Market Price per share of Common Stock on the record date, less customary discounts and commissions. Such adjustment shall be made immediately after the record date for the issuance or granting of such Rights. For purposes of this clause , the "offering price per share" of Common Stock shall in the case of Rights be determined by dividing (x) the total amount received or receivable by the Company in consideration of the issuance of such Rights plus the total consideration payable to the Company upon exercise thereof (the "aggregate offering price"), by (y) the total number of shares of Common Stock covered by such Rights. In case the Company shall issue, at any time on or after April 1, 1998, to all holders of its Common Stock any Rights (excluding rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest), at the offering price per share which, before deduction of customary discounts and commissions, is lower than the current Market Price per share of Common Stock on the record date of such issuance or grant, whether or not, in the case of Rights, such Rights are immediately exercisable or convertible, then the holders of the Series A Preferred Stock shall be entitled to receive all of the same Rights pro rata as the holders of Common Stock, on an as-converted basis, as and when distributed to the holders of Common Stock. For the purposes of this clause (2), the number of shares of Common

Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not issue any Rights in respect of shares of Common Stock held in the treasury of the Company.

        (3)  Dividends and Distributions. In case the Company shall distribute
             ---------------------------
to all holders of its shares of Common Stock any dividend or other distribution of evidences of its indebtedness or other assets (in each case other than cash dividends and other than as provided in clause (1) above in which the holders of the Series A Preferred Stock are otherwise entitled to share, as provided herein) or Rights, then, in each case, all holders of the Series A Preferred Stock shall be entitled to receive all of the same dividends, distributions or Rights, as the case may be, as the holders of Common Stock, on an as-converted basis, as and when distributed to the holders of Common Stock, at such time, if any, that the holders of the Series A Preferred Stock shall have elected to convert such stock to Common Stock, as provided herein.

        (4)  Computations. For the purpose of any computation under clauses (1)
             ------------
and (2) above, the current Market Price per share of Common Stock at any date shall be as set forth in (i) the definition of Market Value for the 10 consecutive trading days commencing 20 trading days prior to the earlier to occur of (A) the date as of which the market price is to be computed or (B) the last full trading day before the commencement of "ex-dividend" trading in the Common Stock relating to the event giving rise to the adjustment required by clause (1) or (2) or (ii) any other arm's-length adjustment formula that the Board may use in good faith. In the event the Common Stock of the Company is not then publicly traded or if for any other reason the current market price per share cannot be determined pursuant to the foregoing provisions of this clause
(4) the current market price per share shall be the Fair Value thereof.

        (5)  Adjustment. Whenever the number of shares of Conversion Stock
             ----------
issuable upon exercise of the Series A Preferred Stock is adjusted as provided under clause (1) or (2), the Conversion Price payable upon conversion of the Series A Preferred Stock shall be adjusted by multiplying such Conversion Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Conversion Stock issuable upon conversion of any shares of Series A Preferred Stock immediately prior to such adjustment, and the denominator of which shall be the number of shares of Conversion Stock issuable upon conversion of any shares of Series A Preferred Stock immediately thereafter.

        (6)  Securities. For the purpose of this Section (7), the term "shares
             ----------
of Common Stock" shall mean (i) the class of stock designated as Common Stock, par value $.01 per share, of the Company on the date of this Agreement or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

(7)            Re-Adjustment.  If, at any time after any adjustment to the
               -------------
number of Shares of Conversion Stock issuable upon conversion of the Series A Preferred Stock or the Conversion price shall have been made pursuant to clause (5) of this Section 6, any rights, options, warrants or other securities convertible into or exchangeable for shares of Common Stock shall have expired, or any thereof shall not have been exercised, the Conversion Price and the number of shares of Conversion Stock issuable upon conversion of the Preferred Stock shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only shares of Common Stock offered were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options or warrants and (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options or warrants whether or not exercised; provided, further that no such readjustment shall have the effect of increasing the Conversion Price or decreasing the number of Conversion Shares issuable upon conversion of the Series A Preferred Stock by an amount (calculated by adjusting such increase or decrease as appropriate to account for all other adjustments pursuant to this Section 6 following the date of the original adjustment referred to above) in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options or warrants.

(d)       Voluntary Adjustment by the Company. The Corporation may at its
          -----------------------------------
option, at any time during the term of the Preferred Stock, reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board in its sole discretion, but subject to approval by the holders of the majority of Series A Preferred Stock.

(e)       Reorganization, Reclassification, Consolidation, Merger or Sale.  Any
          ---------------------------------------------------------------
recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets to another Person or other transaction which is effected in such a manner that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions to ensure that each of the holders of each share of Series A Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series A Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such

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Organic Change if such holder had converted its Series A Preferred Stock immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions to ensure that the provisions of this
Section 6 hereof shall thereafter be applicable to the Series A Preferred Stock. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

(f)       Notices.
          -------

(1) Immediately upon any adjustment of the Conversion Price for the Series A Preferred Stock, the Corporation shall give written notice thereof to all holders of Series A Preferred Stock setting forth in reasonable detail and certifying the calculation of such adjustment.

(2) The Corporation shall given written notice to all holders of Series A Preferred Stock at least 30 days prior to the date on which the Corporation closes its books or takes a record for determining rights to receive any dividends or distributions.

(3) The Corporation shall also give written notice to holders of Series A Preferred Stock at least 30 days prior to the date on which any Organic Change shall take place.

          S8C       Registration of Transfer.

          The Corporation shall keep at its principal office a register for the registration of the record holders of the Series A Preferred Stock. Upon the surrender of any certificate representing Series A Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense, provided that the holder will be responsible for any transfer taxes if the certificate is registered in a new name) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of the Series A Preferred Stock represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of the Series A Preferred Stock as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred Stock represented by the surrendered certificate.

          S9C       Replacement.

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          Upon receipt of evidence reasonably satisfactory to the Corporation
(an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of the Series A Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such series represented by such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

          S10C      Amendment and Waiver.

          No amendment, modification or waiver shall be binding or effective with respect to any provision of this Certificate of Designations hereof without the prior written consent of the holders of 50% or greater of the Series A Preferred Stock outstanding at the time such action is taken voting as a single class on a Common Stock equivalent basis.

          S11C      Notices.

          Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier or telecopy service, charges prepaid, and shall be deemed to have been given when so mailed or sent (a) to the Corporation, at its principal executive offices and (b) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

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          IN WITNESS WHEREOF, Cytogen Corporation has caused this Certificate of
Designations to be executed this 25th day of September, 1996.

                                        CYTOGEN CORPORATION



                                        By: /s/ T. Jerome Madison
                                           --------------------------------
                                         Name: T. Jerome Madison
                                         Title: Chief Financial Officer and
                                                Secretary